UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2006

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 300, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant's Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement.

On August 17, 2006, SEECO, Inc. (“SEECO”), a wholly-owned subsidiary of Southwestern Energy Company (“Southwestern”), entered a Project Services Agreement (the “Project Services Agreement”) with Schlumberger Technology Corporation (“SLB”) pursuant to which SEECO has agreed to utilize SLB for a specified percentage of its oilfield service requirements relating to Southwestern’s Fayetteville Shale Play in Arkansas (the “Project”) and SLB has agreed to commit resources for the provision of such oilfield services for the Project and to provide SEECO with priority treatment in the provision of such services.  The effective date of the Project Services Agreement is January 1, 2006 and the agreement will expire three years from such date, subject to renewal.

Subject to certain exceptions, during the term of the Agreement, SEECO has agreed to utilize SLB for not less than sixty percent (60%) (as modified from time to time as contemplated in the Project Services Agreement, the “Utilization Percentages”) of SEECO’s total Project expenditures for each of the following: Cased Hole Logging services, Open Hole Logging services, Cementing services, Stimulation services, Coiled Tubing services and Data and Consulting services.

In return for the foregoing contractual commitments from SEECO, SLB has agreed, among other things, (i) to provide the “Committed SLB Resources”;  and (ii)  that all requests for services by SEECO under the Project Services Agreement will receive priority treatment.

Under the Project Services Agreement, “Committed SLB Resources” is defined as including, at a minimum,  certain  resources for the provision of oilfield services under the Project Services Agreement.  However,  as SEECO’s activities increase, SLB will increase the resources committed for the Project proportionately in order for SLB to be able to meet the Utilization Percentages under the Project Services Agreement.

With respect to priority of services, SLB has agreed that, as SEECO’s activities increase, it will increase the priority of services under the Project Services Agreement as a condition for SEECO’s continued commitment to utilize SLB for the Utilization Percentages.  In addition, SLB has agreed that the priority of the services to be provided to SEECO under the Project Services Agreement shall be at the highest priority level of services SLB provides to any customer in the Project Area.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: August 22, 2006	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer